UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  March 18, 2011

ACCO BRANDS CORPORATION
(Exact name of registrant as specified in its charter)

____________________________

Delaware	001-08454	36-2704017
(State or other jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)
300 Tower Parkway Lincolnshire, IL 60069		60069
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code:  (847) 541-9500

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.05—Costs Associated with Exit or Disposal Activities

On March 18, 2011 the Company committed to a cost savings plan intended to improve the efficiency and effectiveness of its European business.  The cost savings activities will principally take place in European sales, marketing, freight and distribution, and customer service operations.  These activities are designed to allow our European business to better focus its activities on its most significant and key customer relationships. The Company believes these actions will result in improved future profitability and add future shareholder value.

The cost savings actions are expected to result in approximately $6.5 million in annualized cost savings when fully realized, with approximately $5.2 million expected to be realized in 2011.  In connection with these actions, the Company expects to incur pretax costs of approximately $6 million in 2011 in connection with the plan.  These costs will predominately be recorded in the quarter ending March 31, 2011, with the remainder of the costs expected to be incurred by the end of 2011. The Company anticipates that all $6 million of the costs to be incurred in 2011 in connection with the plan will represent cash expenditures, principally related to employee termination and severance costs.  Approximately 90 positions are expected to be eliminated.  The Company will work with its various works councils (worker representatives selected pursuant to local labor laws) in Europe to develop and finalize implementation plans in accordance with local labor laws and practices.

This Current Report on Form 8-K contains various “Forward-Looking Statements” within the meaning of the Private Securities Litigation Reform Act of 1995.  These include statements concerning our financial and business prospects in 2011 and over future years, including margin improvement actions, restructuring activities, restructuring charges, cash expenditures and cost savings.  These statements, which represent the Company’s expectations or beliefs concerning various future events, are based on current expectations that involve a number of risks and uncertainties that could cause actual results to differ materially from those of such Forward-Looking Statements.  The ultimate results of any European restructuring and business improvement actions depend on a number of factors, including potential changes to the final implementation plan, the input of the various works councils on the terms of restructuring, the impact of local regulatory requirements regarding employee terminations, the time necessary to develop and implement the restructuring and other business improvement initiatives and the level of success achieved through such actions in improving competitiveness efficiency and effectiveness.  We caution that undue reliance should not be placed on Forward-Looking Statements, which speak only as of the date made.

Except as may be required under applicable law, we undertake no duty to update our Forward-Looking Statements.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ACCO BRANDS CORPORATION (Registrant)
Date: March 23, 2011	By:	/s/Steven Rubin
Name: Steven Rubin
Title: Senior Vice President, Secretary and General Counsel